First Quarter 2025 Earnings Supplement Claros Mortgage Trust, Inc. (CMTG) May 7, 2025 The properties above are not representative of all transactions. The information provided herein is as of March 31, 2025 unless otherwise noted.

Financial GAAP net loss of $78.6 million, or $0.56 per share; distributable loss of $35.7 million, or $0.25 per share; and distributable earnings prior to realized losses of $11.6 million, or $0.08 per share 6 Provision for CECL reserves of $41.1 million, or $0.29 per share, for the quarter CECL reserves of $260.8 million, or $1.83 per share as of quarter end Valuation adjustment for loan receivable held-for-sale of ($42.6) million, or ($0.30) per share, for the quarter Book value of $13.60 per share Operations from REO investments generated a distributable loss of $0.03 per share for the quarter primarily due to expected seasonality of the REO hotel portfolio Loan Portfolio 3,7 $5.9 billion held-for-investment loan portfolio of which 98% are floating-rate and 98% are senior loans 3, 14 Received $316 million of loan repayment and sale proceeds during the quarter, including two fully realized loans; funded $42 million on existing loan commitments a Subsequent to quarter-end, received $291 million of loan repayment proceeds, including three fully realized loans, of which two were risk rated 5 b Loans with a risk rating of 4 or higher were 46% of the loan portfolio as of March 31, 2025, compared to 45% at December 31, 2024 b, 3 CECL reserve stands at 4.4% of UPB at March 31, 2025, comprised of (i) specific reserves of 16.4% on risk rated 5 loans and (ii) general reserves of 2.7% (5.0% on risk rated 4 loans and 1.2% on remaining loans) Liquidity and Capitalization At March 31, 2025: Total liquidity of $136 million, including $128 million of cash 1 Unencumbered loan UPB of $468 million, including $223 million classified as held-for-sale Net unfunded loan commitments declined to $132 million Warehouse financing capacity totaled $5.1 billion across five counterparties; $3.0 billion outstanding at March 31, 2025 Closed a new financing facility with $214 million of capacity Outstanding financings decreased by $216 million during the quarter, including $35 million of deleveraging payments Net debt / equity ratio of 2.4x and total leverage ratio of 2.8x as of March 31, 2025 5,8 First Quarter 2025 Highlights See Endnotes in the Appendix. a. Reflects fundings on loans receivable held-for-investment. b. See page 10 and 11 for further discussion of risk rated 4 and 5 loans.

Loan Portfolio Overview Key Portfolio Metrics 7,b March 31, 2025 December 31, 2024 Loan Portfolio 3 $5.9Bn $6.1Bn Total Loan Commitments 10 $6.4Bn $6.7Bn Number of Loans 51 52 Adjusted LTV 4 72.8% 72.2% Average Commitment Size $126MM $129MM Weighted Average All-In Yield 2 7.4% 7.6% Floating Rate Loans 3 98% 98% Senior Loans 3,14 98% 98% a. At March 31, 2025, mixed-use comprises of 3% office, 3% multifamily, 2% retail, 1% hospitality, and immaterial amounts of for sale condo. Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances. b. Excludes loans held-for-sale. a Collateral Diversification 3,7 Geographical Diversification 3,7 3/31/25 12/31/24 3/31/25 12/31/24

$ amounts in millions       Region Exposure by Carrying Value and as a % of Total Carrying Value Collateral Type Number of Loans Carrying Value 3 % of Total Carrying Value West Northeast Mid Atlantic Southeast Southwest Midwest Other Multifamily 19 $2,606 44% $1,159 / 20% $390 / 7% $266 / 5% - $504 / 9% $287 / 5% - Hospitality 7 $1,129 19% $524 / 9% $320 / 5% - $285 / 5% - - - Office 8 $841 15% $256 / 4% $150 / 3% - $246 / 4% $63 / 1% $125 / 2% - Mixed-use a 4 $504 9% - $120 / 2% $298 / 5% $86 / 1% - - - Land 4 $305 5% - $185 / 3% $120 / 2% - - - - Other 9 $471 8% - $234 / 4% $90 / 1% $32 / 1% - $76 / 1% $40 / 1% Total 51 $5,857 100% $1,940 / 33% $1,399 / 24% $774 / 13% $649 / 11% $567 / 10% $488 / 8% $40 / 1% Loan Portfolio Overview (cont’d) Totals may not foot due to rounding. a. At March 31, 2025, mixed-use comprises of 3% office, 3% multifamily, 2% retail, 1% hospitality, and immaterial amounts of for sale condo. Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances.

Total available liquidity increased by $13 million since year-end, from $102 million at December 31, 2024 to $115 million at May 6, 2025 Since 2023, we have deleveraged the portfolio by $734 million, with $35 million occurring during the quarter and $56 million occurring subsequent to quarter end Liquidity Overview 12/31/24 3/31/25 5/6/25 Total Available Liquidity at December 31, 2024, March 31, 2025, and May 6, 2025 ($ in millions) Cash and cash equivalents Approved and Undrawn Credit Capacity 1

12/31/22 12/31/23 12/31/24 3/31/25 Unfunded Loan Commitments Totals may not foot due to rounding. a. As of March 31, 2025, we had unfunded loan commitments of $457 million and $267 million of in-place or expected financing, excluding $8 million of approved and undrawn credit capacity based on existing collateral, resulting in net unfunded loan commitments of $191 million. b. Not expected to fund is comprised of unfunded loan commitments relating to loans on non-accrual status, loans in maturity default, loans risk rated 5 and/or delinquent loans. b Unfunded loan commitments have declined from $1.9 billion at December 31, 2022 to $457 million at March 31, 2025, representing a reduction of ~76% Over the same period, our equity to be funded has been reduced by ~81%; we expect to fund such remaining amount over ~2 years a Unfunded Loan Commitments and Source of Funds a ($ in millions) Expected or In-Place Financings Equity Expected to be Funded Not Expected to Fund b

Financial Overview Totals may not foot due to rounding a. See page 7 for book value bridge. Key Financial Metrics Q1 2025 Q4 2024 Q3 2024 Q2 2024 Q1 2024 FY 2024 GAAP Net Loss ($MM) Per Share $(78.6) $(0.56) $(100.7) $(0.72) $(56.2) $(0.40) $(11.6) $(0.09) $(52.8) $(0.39) $(221.3) $(1.60) Distributable Loss (Earnings) ($MM) 6 Per Share $(35.7) $(0.25) $(83.2) $(0.59) $(24.6) $(0.17) $28.9 $0.20 $(16.8) $(0.12) $(95.7) $(0.67) Distributable Earnings prior to realized gains and losses ($MM) 6 Per Share $11.6 $0.08 $25.4 $0.18 $31.0 $0.22 $30.4 $0.21 $27.7 $0.20 $114.6 $0.81 Dividends ($MM) Per Share - - - - $14.2 $0.10 $35.5 $0.25 $35.6 $0.25 $85.4 $0.60 Book Value ($MM) Per Share Adjusted Book Value per Share a $1,934.6 $13.60 $14.64 $2,008.1 $14.12 $15.17 $2,104.0 $14.83 $15.96 $2,171.4 $15.27 $16.44 $2,215.9 $15.55 $16.47 Net Debt / Equity Ratio 5 Total Leverage Ratio 8 2.4x 2.8x 2.4x 2.8x 2.4x 2.8x 2.4x 2.8x 2.4x 2.8x During the quarter, GAAP net loss of $78.6 million, or $0.56 per share; distributable loss of $35.7 million, or $0.25 per share; and distributable earnings prior to realized losses of $11.6 million, or $0.08 per share 6

Book Value per Share Roll-Forward Totals may not foot due to rounding. $15.17 Adjusted BV per Share $14.64 Adjusted BV per Share Book Value 12/31/24 Distributable Earnings Prior to Realized Losses Realized Losses and Non-Cash Items RSUs and Other Book Value 3/31/25

During the quarter, we received $316 million of loan repayment and sale proceeds net of principal charge-offs, including the full realization of two loans, generating $120 million in liquidity; $35 million of which was used to make deleveraging payments Subsequent to quarter end, we received $291 million of loan repayment proceeds net of principal charge-offs, including the full realization of three loans 2025 YTD Loan realizations have reduced land, hospitality, and office exposure and include: $101 million senior loan secured by a hotel in San Diego, CA sold at par $183 million senior loan secured by land in New York, NY repaid at 90% of par $225 million senior loan secured by a hotel in Savanna, GA repaid in full $88 million senior loan secured by an office building in Houston, TX repaid at 72% of par $0.9 million subordinate loan secured by equity interest in a retail condo in Brooklyn, NY repaid at 87% of par Pace of loan realizations year-to-date is ahead of prior period, and has already reached ~78% of total 2023 loan realization activity Loan Realization Activity $607 million 2025 YTD Loan Realization Activity FY 2022 – 2025 YTD ($ in billions) Discounted Repayments below 90% of UPB Full Repayments Partial Repayments Discounted Repayments at or above 90% of UPB Loan Sales at 100% of UPB

During the quarter: Received loan repayments of $215 million Received loan sale proceeds of $101 million (previously classified as held-for-sale) Funded $42 million on existing loan commitments b Loan Portfolio Activity Totals may not foot due to rounding. a. Excludes loans receivable classified as held-for-sale as of such date b. Reflects fundings on loans receivable held-for-investment. ($216) Net Change in UPB Total Commitments $6,441 Total Commitments $6,699 Q1 2025 – Loan Portfolio Activity ($ in millions) UPB a 12/31/24 Fundings b Repayments and Principal Charge-Offs UPB a 3/31/25 Unfunded Commitments $498 Unfunded Commitments $457 $42 $215 $43

$ amounts in millions Number of Loans UPB Specific CECL Reserve Specific CECL Reserve (% of UPB) Anticipated REO Multifamily (AZ / NV / TX) 5 $329.9 $37.4 11.3% Office (CA / GA) 2 $179.4 $48.0 Land (VA) 1 $153.1 $33.0 24.2% Other a (Other) 1 $1.6 $- Total (excluding Q2 QTD resolutions) 9 $664.0 $118.4 17.8% Office a (TX) 1 $63.4 $- 0.0% Other (Other) 1 $0.9 $0.9 100.0% Total (including Q2 QTD resolutions) 11 $728.3 $119.3 16.4% Risk Rated 5 Loan Summary Totals may not foot due to rounding a. Reflects loan for which no specific reserve is recorded as amounts deemed uncollectible have been charged-off as of March 31, 2025. Risk rated 5 loans have an average specific CECL reserve of 16.4%; two loans with $64.3 million of UPB resolved after quarter end Of remaining loans, ~50% of UPB is secured by multifamily properties with an average specific CECL reserve of 11.3%. We expect to foreclose on these properties over the course of 2025. The remaining risk rated 5 loans are primarily secured by office and land properties with an average specific CECL reserve of 24.2%

Risk Rated 4 Loan Summary $ amounts in millions Number of Loans UPB General CECL Reserve General CECL Reserve (% of UPB) Anticipated Near-Term Repayments Multifamily (CA / NY) 2 $792.3 $42.7 5.4% Multifamily (AZ / CO / TX) 4 $537.3 $62.3 4.8% Office (CA / CT / GA) 3 $451.4 Hospitality (CA / NY) 2 $157.8 Land (NY) 2 $154.7 Total 13 $2,093.5 $105.0 5.0% Totals may not foot due to rounding Risk rated 4 loans have an average general CECL reserve of 5.0%; remaining risk rated 1 and 3 loans have an average general CECL reserve of 1.2% Higher general CECL reserve of 5.4% on two multifamily assets with anticipated near-term repayments; average general CECL reserve of 4.8% on the balance of these loans

Real Estate Owned

Hotel Portfolio

- In Q1 2021, we acquired legal title to a portfolio of seven limited-service hotels located in New York, NY
- Underlying asset performance continues to be strong, exceeding pre-COVID levels
- Classified as held-for-sale at March 31, 2025, expected to generate ~$50 million of liquidity [c]

Acquisition Date	February 2021
Location	New York, NY
Keys	1,087
Gross Cost	$420 million
Carrying Value [a]	$307 million
Debt Outstanding	$275 million
Net Equity [b]	$32 million



Hampton Inn

Mixed-Use

- In Q2 2023, we acquired legal title to a mixed-use property located in New York, NY; contains office, retail and signage components
- New retail lease signed during the quarter; retail now 100% leased
- Commercial condominiumization in process to maximize paths to eventual disposition of asset; executed binding agreement to sell 77,000 square feet of office and retail space for $28.8 million

Acquisition Date	June 2023
Location	New York, NY
NSF	142K (Office) + 33K (Retail)
Gross Cost	$149 million
Carrying Value [a]	$143 million
Debt Outstanding	-
Net Equity [b]	$149 million



a. For hotel portfolio, reflects carrying value subsequent to classification to held-for-sale. For mixed-use property, includes impact of accumulated depreciation and amortization.
b. For hotel portfolio, reflects net equity subsequent to classification to held-for-sale. For mixed-use property, excludes impact of accumulated depreciation and amortization.
c. Includes anticipated proceeds from lender held escrows and reserves.

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2025 EARNINGS SUPPLEMENT PAGE 12

During the quarter: Net financings outstanding decreased by $216 million Closed a new financing facility with $214 million of capacity; $205 million of financing proceeds were advanced and used to repay $208 million of previously outstanding financings Since 2023, we have deleveraged the portfolio by $734 million Financing Activity $(216) Net Change in UPB Q1 2025 – Financing Activity ($ in millions) Totals may not foot due to rounding. UPB 12/31/24 Advances Repayments UPB 3/31/25

Financing Mix and Leverage Total financing capacity of $6.8 billion, increase from $6.7 billion at December 31, 2024 Unused capacity of $2.1 billion, increase from $1.8 billion at December 31, 2024 12 $ amounts in millions Capacity UPB Weighted Average Spread 13 Repurchase agreements and term participation facility $5,647 $3,526 2.88% Asset Specific Financing $196 $167 3.24% Secured Term Loan $716 $716 4.50% Debt Related to REO b $275 $275 2.94% Total as of March 31, 2025 $6,834 $4,684 3.14% Financing Balances and Weighted Average Spreads Leverage Ratios 5, 8 a. Based on unpaid principal balance. b. Spread excludes additional 4.0% per annum of interest provided for under the forbearance agreement.

Appendix A The properties above are not representative of all transactions.

Watchlist Loans

CMTG | CLAROS MORTGAGE TRUST

CMTG Watchlist Loan Summary as of March 31, 2025 *($ amounts in millions)*

Loan	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Basis (Commitment/CV) [a]	Risk Rating
Loan 12	120.1	153.1	153.1	1/9/2018	Land	VA	$159/SF	5
Loan 22	118.7	119.1	122.0	3/1/2022	Multifamily	TX	$213,874/Unit	5
Loan 24	90.8	111.5	123.9	2/13/2020	Office	CA	$562/SF	5
Loan 27	79.4	96.5	100.8	1/27/2022	Multifamily	NV	$211,170/Unit	5
Loan 39	40.0	67.9	81.2	8/27/2021	Office	GA	$115/SF	5
Loan 41 [b]	63.4	63.4	63.4	3/31/2020	Office	TX	$53/SF	5
Loan 43	42.8	50.2	53.3	3/15/2022	Multifamily	AZ	$207,767/Unit	5
Loan 44	28.1	39.3	44.8	2/4/2022	Multifamily	TX	$75,946/Unit	5
Loan 49	22.2	24.9	28.5	2/17/2022	Multifamily	TX	$95,690/Unit	5
Loan 50	1.6	1.6	1.6	7/1/2019	Other	Other	n/a	5
Loan 51 [b]	0.0	0.9	0.9	8/2/2018	Other	NY	n/a	5
Loan 1	401.9	402.3	405.0	12/16/2021	Multifamily	CA	$1,626,506/Unit	4
Loan 2	390.0	390.0	390.0	11/1/2019	Multifamily	NY	$946,602/Unit	4
Loan 7	206.2	206.2	319.9	9/26/2019	Office	GA	$294/SF	4
Loan 9	170.0	170.0	170.0	1/14/2022	Multifamily	CO	$373,626/Unit	4
Loan 11	154.8	155.0	160.0	9/8/2022	Multifamily	AZ	$484,848/Unit	4
Loan 14	150.0	150.0	150.0	2/28/2019	Office	CT	$190/SF	4
Loan 17	135.8	136.4	151.7	4/26/2022	Multifamily	TX	$146,285/Unit	4
Loan 28	94.8	95.2	97.0	8/2/2021	Office	CA	$327/SF	4
Loan 30	88.2	87.7	87.7	12/21/2018	Land	NY	$235/SF	4
Loan 32	79.3	79.3	79.3	7/10/2018	Hospitality	CA	$193,415/Key	4
Loan 34	78.5	78.5	115.3	8/1/2022	Hospitality	NY	$341,197/Key	4
Loan 36	75.8	75.9	83.9	12/22/2021	Multifamily	TX	$129,078/Unit	4
Loan 40	67.0	67.0	67.0	7/31/2019	Land	NY	$93/SF	4

a. For risk rated 5 loans, based on carrying value net of specific CECL reserves. For risk rated 4 loans, based on whole loan commitment value.
b. Loans realized in Q2 2025.

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2025 EARNINGS SUPPLEMENT PAGE 16

Portfolio Details

CMTG CLAROS MORTGAGE TRUST

CMTG Portfolio Details by Unpaid Principal Balance as of March 31, 2025 *($ amounts in millions)*

Loan	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Loan 1	401.9	402.3	405.0	12/16/2021	Multifamily	CA	Senior	-	4
Loan 2	390.0	390.0	390.0	11/1/2019	Multifamily	NY	Senior	-	4
Loan 3	241.4	240.0	240.0	7/12/2018	Hospitality	NY	Senior	-	3
Loan 4 [c]	225.3	225.0	225.0	7/26/2021	Hospitality	GA	Senior	-	1
Loan 5	225.0	224.9	227.0	6/30/2022	Hospitality	CA	Senior	-	3
Loan 6	220.0	220.0	235.0	8/17/2022	Hospitality	CA	Senior	-	3
Loan 7	206.2	206.2	319.9	9/26/2019	Office	GA	Senior	-	4
Loan 8	172.9	172.9	193.4	4/14/2022	Multifamily	MI	Senior	-	3
Loan 9	170.0	170.0	170.0	1/14/2022	Multifamily	CO	Senior	-	4
Loan 10	156.8	158.0	176.3	9/2/2022	Multifamily	UT	Senior	Y	3
Loan 11	154.8	155.0	160.0	9/8/2022	Multifamily	AZ	Senior	-	4
Loan 12	120.1	153.1	153.1	1/9/2018	Land	VA	Senior	-	5
Loan 13	149.0	150.1	173.6	5/13/2022	Mixed-Use	VA	Senior	Y	3
Loan 14	150.0	150.0	150.0	2/28/2019	Office	CT	Senior	-	4
Loan 15	148.9	148.9	148.9	10/4/2019	Mixed-Use	DC	Senior	-	3
Loan 16	136.2	136.5	136.5	12/30/2021	Multifamily	PA	Senior	-	3
Loan 17	135.8	136.4	151.7	4/26/2022	Multifamily	TX	Senior	-	4
Loan 18	130.0	130.0	130.0	12/10/2021	Multifamily	VA	Senior	-	3
Loan 19	124.9	125.0	125.0	12/9/2021	Office	IL	Subordinate	-	3
Loan 20	123.2	123.3	127.3	6/17/2022	Multifamily	TX	Senior	-	3

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2025 EARNINGS SUPPLEMENT PAGE 17

Portfolio Details

CMTG Portfolio Details by Unpaid Principal Balance as of March 31, 2025 *($ amounts in millions)*

Loan	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Loan 21	120.3	120.3	122.1	4/29/2019	Mixed-Use	NY	Senior	-	3
Loan 22	118.7	119.1	122.0	3/1/2022	Multifamily	TX	Senior	-	5
Loan 23	113.8	113.5	113.5	7/20/2021	Multifamily	IL	Senior	-	3
Loan 24	90.8	111.5	123.9	2/13/2020	Office	CA	Senior	-	5
Loan 25	103.5	103.8	135.0	11/4/2022	Other	MA	Senior	Y	3
Loan 26	100.6	102.2	104.5	7/30/2024	Other	NJ	Senior	-	3
Loan 27	79.4	96.5	100.8	1/27/2022	Multifamily	NV	Senior	-	5
Loan 28	94.8	95.2	97.0	8/2/2021	Office	CA	Senior	-	4
Loan 29	89.5	90.1	130.5	1/10/2022	Other	PA	Senior	-	3
Loan 30	88.2	87.7	87.7	12/21/2018	Land	NY	Senior	-	4
Loan 31	86.0	86.0	86.0	12/15/2021	Mixed-Use	TN	Senior	-	3
Loan 32	79.3	79.3	79.3	7/10/2018	Hospitality	CA	Senior	-	4
Loan 33	78.0	78.8	112.1	12/21/2022	Multifamily	WA	Senior	Y	3
Loan 34 [a]	78.5	78.5	115.3	8/1/2022	Hospitality	NY	Senior	Y	4
Loan 35	76.1	76.1	79.6	6/3/2021	Other	MI	Senior	-	3
Loan 36	75.6	75.8	83.6	12/22/2021	Multifamily	TX	Senior	-	4
Loan 37	75.6	75.6	76.0	7/27/2022	Multifamily	UT	Senior	-	3
Loan 38	70.8	71.3	90.0	2/2/2022	Office	WA	Senior	-	3
Loan 39	40.0	67.9	81.2	8/27/2021	Office	GA	Senior	-	5
Loan 40	67.0	67.0	67.0	7/31/2019	Land	NY	Senior	-	4

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2025 EARNINGS SUPPLEMENT PAGE 18

Portfolio Details

CMTG CLAROS MORTGAGE TRUST

CMTG Portfolio Details by Unpaid Principal Balance as of March 31, 2025 *($ amounts in millions)*

Loan	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Loan 41 [c]	63.4	63.4	63.4	3/31/2020	Office	TX	Senior	-	5
Loan 42	59.6	59.8	73.7	1/19/2022	Hospitality	TN	Senior	-	3
Loan 43	42.8	50.2	53.3	3/15/2022	Multifamily	AZ	Senior	-	5
Loan 44	28.1	39.3	44.8	2/4/2022	Multifamily	TX	Senior	-	5
Loan 45	38.3	38.3	38.3	4/5/2019	Other	Other	Senior	-	3
Loan 46	31.7	31.8	32.1	2/18/2022	Other	FL	Senior	Y	3
Loan 47	30.0	30.0	30.0	4/5/2019	Other	NY	Senior	-	3
Loan 48	30.0	30.0	30.0	4/18/2019	Land	MA	Senior	-	3
Loan 49	22.2	24.9	28.5	2/17/2022	Multifamily	TX	Senior	-	5
Loan 50	1.6	1.6	1.6	7/1/2019	Other	Other	Senior	-	5
Loan 51 [c]	0.0	0.9	0.9	8/2/2018	Other	NY	Subordinate	-	5
Total / Wtd. Avg. [9]	**$5,856.8**	**$5,984.1**	**$6,441.5**					**12%**	

Investment in unconsolidated joint venture [a]	$42.3
Real Estate Owned, held-for-sale - Hospitality	$307.0
Real Estate Owned, net - Mixed Use [b]	$143.1
Loan Receivable, held-for-sale	$145.6
Portfolio Total	**$6,494.8**

Totals may not foot due to rounding.
a. Comprised of loans secured by the same property.
b. Total carrying value includes acquired lease intangibles, net of accumulated depreciation and amortization.
c. Loan realized in Q2 2025.

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2025 EARNINGS SUPPLEMENT PAGE 19

Consolidated Balance Sheets As of March 31, 2025 and December 31, 2024 ($ amounts in thousands) March 31, 2025 December 31, 2024 Assets Cash and cash equivalents $ 127,829 $ 99,075 Restricted cash 21,043 34,425 Loans receivable held-for-investment 5,976,102 6,190,292 Less: current expected credit loss reserve   (237,400)   (243,030) Loans receivable held-for-investment, net 5,738,702 5,947,262 Loans receivable held-for-sale 145,563 277,062 Equity method investment 42,283 42,320 Real estate owned held-for-investment, net 126,903 127,140 Real estate owned held-for-sale 307,020 307,020 Other assets 146,873 132,651 Total assets $ 6,656,216 $ 6,966,955 Liabilities and Equity Repurchase agreements $ 3,039,040 $ 3,190,339 Term participation facility 487,019 477,584 Notes payable, net 165,505 236,845 Secured term loan, net 709,078 709,777 Debt related to real estate owned, net 275,214 274,604 Other liabilities 37,378 42,700 Management fee payable - affiliate 8,397 27,020 Total liabilities $ 4,721,631 $ 4,958,869 Equity Common stock 1,394 1,394 Additional paid-in capital 2,745,136 2,740,014 Accumulated deficit (811,945) (733,322) Total equity   1,934,585   2,008,086 Total liabilities and equity $ 6,656,216 $ 6,966,955

Consolidated Statements of Operations For the Three Months Ended March 31, 2025 and December 31, 2024 Three Months Ended Three Months Ended ($ amounts in thousands, except share and per share data) March 31, 2025 December 31, 2024 Revenue Interest and related income $ 118,038 $ 132,563 Less: interest and related expense   89,227   100,092 Net interest income   28,811   32,471 Revenue from real estate owned 14,564 27,755 Total net revenue   43,375   60,226 Expenses Management fees - affiliate 8,397 8,930 General and administrative expenses 4,270 3,340 Stock-based compensation expense 5,074 4,777 Real Estate Owned: Operating expenses 12,915 16,369 Interest expense 6,554 6,514 Depreciation and amortization   438   2,639 Total expenses   37,648   42,569 Proceeds from interest rate cap - 6 Unrealized loss on interest rate cap - (27) Loss from equity method investment (37) (40) Loss on extinguishment of debt (547) (630) Loss on real estate owned held-for-sale (49) (80,461) Provision for current expected credit loss reserve (41,123) (29,976) Valuation adjustment for loan receivable held-for-sale (42,594) (7,227) Net loss $ (78,623) $ (100,698) Net loss per share of common stock: Basic and diluted $ (0.56) $ (0.72) Weighted-average shares of common stock outstanding: Basic and diluted   139,475,685   139,464,720

Reconciliation of GAAP Net Loss to Distributable (Loss) Earnings

CMTG CLAROS MORTGAGE TRUST

Distributable (Loss) Earnings Reconciliation	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Total 2024
($ amounts in thousands, except share and per share data)						
Net loss	**$ (78,623)**	**$ (100,698)**	**$ (56,218)**	**$ (11,554)**	**$ (52,795)**	**$ (221,265)**
Adjustments:						
Non-cash stock-based compensation expense	5,074	4,777	4,972	3,999	4,353	18,101
Provision for current expected credit loss reserve	41,123	29,976	78,756	33,928	69,960	212,620
Depreciation and amortization expense	438	2,639	2,628	2,623	2,599	10,489
Amortization of above and below market lease values, net	354	354	354	354	354	1,416
Unrealized loss on interest rate cap	-	27	287	94	998	1,406
Loss on extinguishment of debt	547	630	262	999	2,244	4,135
Valuation adjustment for loan receivable held-for-sale	42,594	7,227	-	-	-	7,227
Loss on real estate owned held-for-sale	49	80,461	-	-	-	80,461
Distributable Earnings prior to realized gains and losses	**11,556**	**25,393**	**31,041**	**30,443**	**27,713**	**114,590**
Loss on extinguishment of debt	(547)	(630)	(262)	(999)	(2,244)	(4,135)
Principal charge-offs [a]	(46,653)	(756)	(55,352)	(561)	(42,266)	(98,934)
Previously recognized gain on foreclosure of real estate owned held-for-sale[b]	-	5,592	-	-	-	5,592
Loss on real estate owned held-for-sale	(49)	(80,461)	-	-	-	(80,461)
Previously recognized depreciation on real estate owned held-for-sale[c]	-	(32,302)	-	-	-	(32,302)
Distributable (Loss) Earnings	**$ (35,693)**	**$ (83,164)**	**$ (24,573)**	**$ 28,883**	**$ (16,797)**	**$ (95,650)**
Weighted average diluted shares - Distributable (Loss) Earnings	142,192,694	141,955,621	142,021,469	142,276,031	141,403,825	141,914,643
Diluted Distributable Earnings per share prior to realized gains and losses	**$ 0.08**	**$ 0.18**	**$ 0.22**	**$ 0.21**	**$ 0.20**	**$ 0.81**
Diluted Distributable (Loss) Earnings per share	**$ (0.25)**	**$ (0.59)**	**$ (0.17)**	**$ 0.20**	**$ (0.12)**	**$ (0.67)**

Totals may not foot or cross-foot due to rounding. Refer to page 24 for definition of Distributable Earnings (Loss).

a. For the three months ended March 31, 2025, amount includes a $3.5 million charge off of accrued interest receivable and a $0.5 million charge-off of an exit fee related to the discounted payoff of a land loan. For the three months ended September 30, 2024, amount includes a $23.2 million charge-off of accrued interest receivable related to the reclassification of a for sale condo loan to held-for-sale.

b. Reflects total gain on foreclosure of our hotel portfolio real estate owned asset, which was classified as real estate owned held-for-sale as of December 31, 2024. Amount not previously recognized in Distributable Earnings (Loss).

c. Reflects previously recognized depreciation on real estate owned classified as held-for-sale as of December 31, 2024. Amount not previously recognized in Distributable Earnings (Loss).

CLAROS MORTGAGE TRUST, INC. FIRST QUARTER 2025 EARNINGS SUPPLEMENT PAGE 22

Book Value per share Reconciliation March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 ($ amounts in thousands, except share and per share data)         Total Equity $ 1,934,585 $ 2,008,086 $ 2,103,959 $ 2,171,402 Number of shares of common stock outstanding and RSUs 142,196,774 142,187,015 141,903,667 142,164,611 Book Value per share a $ 13.60 $ 14.12 $ 14.83 $ 15.27 Add back: accumulated depreciation and amortization on real estate owned and related lease intangibles 0.04 0.03 0.24 0.22 Add back: general CECL reserve 1.00 1.02 0.89 0.95 Adjusted Book Value per share $ 14.64 $ 15.17 $ 15.96 $ 16.44           Net Debt-to-Equity and Total Leverage Reconciliation 5, 8 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 ($ amounts in thousands)         Asset specific debt $ 3,966,778 $ 4,179,372 $ 4,420,200 $ 4,614,264 Secured term loan, net 709,078 709,777 710,477 711,177 Total debt 4,675,856 4,889,149 5,130,677 5,325,441 Less: cash and cash equivalents (127,829) (99,075) (113,920) (148,212) Net Debt $ 4,548,027 $ 4,790,074 $ 5,016,757 $ 5,177,229 Total Equity $ 1,934,585 $ 2,008,086 $ 2,103,959 $ 2,171,402 Net Debt-to-Equity Ratio 2.4x 2.4x 2.4x 2.4x Non-consolidated senior loans $ 830,000 $ 830,000 $ 830,000 $ 887,300 Total Leverage $ 5,378,027 $ 5,620,074 $ 5,846,757 $ 6,064,529 Total Leverage Ratio 2.8x 2.8x 2.8x 2.8x Adjusted Book Value per share, Net Debt-to-Equity and Total Leverage Calculations a. Calculated as (i) total equity divided by (ii) number of shares of common stock outstanding and RSUs at period end.

Important Notices The information herein generally speaks as of the date hereof or such earlier date referred to on specific pages herein. In furnishing this document, Claros Mortgage Trust, Inc. and its consolidated subsidiaries (the “Company” or “CMTG”) do not undertake to update the information herein. No legal commitment or obligation shall arise by the provision of this presentation. All financial information is provided for general reference purposes only and is superseded by, and is qualified in its entirety by reference to, CMTG’s financial statements. No Offer or Solicitation This document does not constitute (i) an offer to sell or a solicitation of an offer to purchase any securities in CMTG, (ii) a means by which any other investment may be offered or sold or (iii) advice or an expression of our view as to whether an investment in CMTG is suitable for any person. Portfolio Metrics; Basis of Accounting The performance information set forth in this document has generally been prepared on the basis of generally accepted accounting principles in the United States (U.S. GAAP). The basis on which CMTG’s operating metrics are presented in this document may vary from other reports or documents that CMTG prepares from time to time for internal or external use. Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) are non-GAAP measures used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Net Debt / Equity Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Total Leverage Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned held-for-investment depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of the Company’s Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which such gains and losses include charge-offs of principal, accrued interest receivable, and/or exit fees as the Company believes this more easily allows the Board, Manager, and investors to compare the Company’s operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, the Company uses Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees the Company pays our Manager. The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of cash flows from operating activities, a measure of liquidity or an indication of funds available for cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies. In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by the Company’s Board in determining the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are also useful to investors. While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, charge-offs of principal, accrued interest receivable, and/or exit fees are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, when we acquire title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure, or when the loan is sold or anticipated to be sold for an amount less than its carrying value), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible. Determinations of Loan-to-Value / Loan-to-Cost Adjusted LTV represents “loan-to-value” or “loan-to-cost” upon origination and updated only in connection with a partial loan paydown and/or release of collateral, material changes to expected project costs, the receipt of a new appraisal (typically in connection with financing or refinancing activity) or a change in our loan commitment. LTV determined upon origination is calculated as our total loan commitment upon origination, as if fully funded, plus any financings that are pari passu with or senior to our loan, divided by our estimate of either (1) the value of the underlying real estate, determined in accordance with our underwriting process (typically consistent with, if not less than, the value set forth in a third-party appraisal) or (2) the borrower’s projected, fully funded cost basis in the asset, in each case as we deem appropriate for the relevant loan and other loans with similar characteristics. Adjusted LTV, origination LTV, underwritten values, and/or project costs should not be assumed to reflect our judgment of current market values or project costs, which may have changed materially since the date of the most recent determination of LTV and/or origination. Weighted average adjusted LTV is based on loan commitment, including non-consolidated senior interests and pari passu interests, and includes risk rated 5 loans. Loans with specific CECL reserves are reflected as 100% LTV.

Important Notices (cont’d) Forward-Looking Statements This document and oral statements made in connection therewith contain forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements express CMTG’s views regarding future plans and expectations. They include statements that include words such as “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “plan,” “intend” and similar words or expressions. Forward-looking statements in this presentation include, but are not limited to, statements regarding future operations, business strategy, cash flows, income, costs, expenses, liabilities and profits of CMTG. These statements are based on numerous assumptions and are subject to risks, uncertainties or change in circumstances that are difficult to predict or quantify. Actual future results may vary materially from those expressed or implied in these forward-looking statements, and CMTG’s business, financial condition and results of operations could be materially and adversely affected by numerous factors, including such known and unknown risks and uncertainties. As a result, forward-looking statements should be understood to be only predictions and statements of our current beliefs, and are not guarantees of performance. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; changes in interest rates and their impact on our borrowers and on the availability and cost of our financing; our projected operating results; defaults by borrowers in paying debt service on outstanding loans; the timing of cash flows, if any, from our investments; the state of the U.S. and global economy generally or in specific geographic regions; reduced demand for office, multifamily or retail space, including as a result of the increase in remote and/or hybrid work trends which allow work from remote locations other than the employer’s office premises; governmental actions and initiatives and changes to government policies; the amount of commercial mortgage loans requiring refinancing; our ability to obtain and maintain financing arrangements on attractive terms, or at all; our ability to maintain compliance with covenants under our financing arrangements; current and prospective financing costs and advance rates for our existing and target assets; our expected leverage; general volatility of the capital markets and the markets in which we may invest and our borrowers operate in; the impact of a protracted decline in the liquidity of capital markets on our business; the state of the regional, national, and global banking systems; the uncertainty surrounding the strength of the national and global economies; the return on or impact of current and future investments, including our loan portfolio and real estate owned assets; allocation of investment opportunities to us by our Manager and our Sponsor; changes in the market value of our investments; effects of hedging instruments on our existing and target assets; rates of default, decreased recovery rates, and/or increased loss severity rates on our existing and target assets and related impairment charges, including as it relates to our real estate owned assets; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof); our ability to maintain our qualification as a real estate investment trust; our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended; availability and attractiveness of investment opportunities we are able to originate in our target assets; the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy; availability of qualified personnel from our Sponsor and its affiliates, including our Manager; estimates relating to our ability to pay dividends to our stockholders in the future; our understanding of our competition; impact of increased competition on projected returns; the risk of securities class action litigation or stockholder activism; geopolitical or economic conditions or uncertainty, which may include military conflicts and activities (including the military conflicts between Russia and Ukraine, Israel and Hamas, and elsewhere throughout the Middle East and North Africa more broadly), tensions involving Russia, China, and Iran, political instability, social unrest, civil disturbances, terrorism, natural disasters and pandemics; and market trends in our industry, interest rates, real estate values, the debt markets generally, the CRE debt market or the general economy. The forward-looking statements are based on CMTG’s beliefs, assumptions and expectations of CMTG’s future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to CMTG. If a change occurs, CMTG’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for CMTG to predict those events or how they may affect CMTG. Except as required by law, CMTG is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Endnotes Total Liquidity includes cash and approved and undrawn credit capacity based on existing collateral. All-in yield represents the weighted average annualized yield to initial maturity of each loan held-for-investment, inclusive of coupon and contractual fees, based on the applicable floating benchmark rate/floors (if applicable), in place as of March 31, 2025. For loans placed on non-accrual, the annualized yield to initial maturity used in calculating the weighted average annualized yield to initial maturity is 0%. Based on carrying value net of specific CECL reserves; excludes loans held-for-sale if applicable. See Important Notices beginning on page 24 for additional information on this metric. Net Debt / Equity Ratio is calculated as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. For further information, please refer to Item 7 (MD&A) of our Form 10-Ks and/or Item 2 (MD&A) of our Form 10-Qs. Refer to page 22 for a reconciliation of net income (loss) to distributable earnings (loss) and distributable earnings prior to realized gains and losses. Excludes our real estate owned (REO) investments, unless otherwise noted. Total Leverage Ratio is calculated as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. For further information, please refer to Item 7 (MD&A) of our Form 10-Ks and/or Item 2 (MD&A) of our Form 10-Qs. Based on total loan commitments. Loan commitment represents principal outstanding plus remaining unfunded loan commitments. Fully extended maturity assumes all extension options are exercised by the borrower upon satisfaction of the applicable conditions. Subject to approval of financing counterparty as well as pledging of additional unencumbered assets. Weighted average spreads exclude SOFR floors. Senior loans include senior mortgages and similar credit quality loans, including related contiguous subordinate loans (if any), and pari passu participations in senior mortgage loans.